SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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Filed by a Party other than the Registrant  [_]

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[_]  Preliminary Proxy Statement
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[X] Definitive Proxy Statement
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[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

The Laclede Group, Inc.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Laclede Group, Inc.

Notice of

ANNUAL MEETING OF SHAREHOLDERS

and

PROXY STATEMENT

January 24, 2002

THE LACLEDE GROUP, INC. 720 Olive Street St. Louis, Missouri 63101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time	10:00 a.m. on Thursday, January 24, 2002

Place	Marriott Pavilion Hotel One Broadway St. Louis, Missouri

Items of Business	1. TO ELECT THREE MEMBERS OF THE BOARD OF DIRECTORS for three-year terms.

2. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as our independent auditors for the 2002 fiscal year.

3. TO TRANSACT SUCH OTHER BUSINESS as may properly come before the meeting and any adjournment or postponement.

Record Date	You can vote if you are a common shareholder of record on December 11, 2001.

Annual Report	Our 2001 annual report was mailed with this proxy statement and prospectus.

Your vote is important. Whether or not you plan to attend the annual meeting, PLEASE VOTE IN ONE OF THREE WAYS: use the toll free telephone number shown on your proxy card; visit the web-site shown on your proxy card to vote via the Internet; or mark, sign, date and promptly return the proxy card in the enclosed, pre-addressed, postage paid envelope. If your shares are held by a broker, bank or nominee, it is important that you give them your voting instructions.

By the order of the Board of Directors, MARY CAOLA KULLMAN Secretary

December 26, 2001

PROXY STATEMENT
OF
THE LACLEDE GROUP, INC.

INFORMATION ABOUT THE ANNUAL SHAREHOLDERS MEETING

Introduction

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of The Laclede Group for use at the annual meeting of its shareholders to be held on January 24, 2002 and at any adjournment or postponement thereof. The meeting will be held at the Marriott Pavilion Hotel, One Broadway, St. Louis, Missouri at 10:00 a.m. The Laclede Group Annual Report for 2001 is being mailed to shareholders with this proxy statement beginning on or about December 26, 2001.

     Effective October 1, 2001, The Laclede Group became the parent company of Laclede Gas Company. Accordingly, to the extent information in this proxy statement relates to the fiscal year ended September 30, 2001, that information is reported for Laclede Gas Company, and not The Laclede Group.

Annual meeting admission

     If you are a shareholder of record, you may attend the annual meeting by checking in with The Laclede Group representatives at the desk outside the meeting room. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the meeting, you must show proof of ownership of The Laclede Group common stock at the desk.

Who can vote

     Holders of record of The Laclede Group common stock at the close of business on December 11, 2001 are entitled to receive this proxy statement and to vote at the meeting. As of that date there were 18,877,987 shares of The Laclede Group common stock outstanding. You are entitled to one vote for each share owned of record on that date.

How you can vote

     Your vote is very important. There are three convenient voting methods:

     Voting by Telephone. You can vote your shares by telephone by calling the toll free telephone number on your proxy card. Telephone voting is available 24 hours a day. If you vote by telephone, you should not return your proxy card.

     Voting by Internet. You can also vote via the Internet. The web site for Internet voting is on your proxy card, and voting is available 24 hours a day. If you vote via the Internet, you should not return your proxy card.

     Voting by Mail. If you choose to vote by mail, mark your proxy card, date and sign it, and return it in the pre-addressed, postage paid envelope provided.

     If you participate in The Laclede Group dividend reinvestment and stock purchase plan, your proxy card will include the shares registered in your own name as well as those shares held for you in the dividend reinvestment and stock purchase plan. If you do not give voting instructions for shares owned by you through the plan, your shares will not be voted.

     If you hold your shares through a broker, bank or other holder of record, please follow their directions for providing voting instructions.

How you may revoke or change your vote

     You can revoke your proxy at any time before it is voted at the meeting by:

•	sending written notice of revocation to the corporate secretary.

•	submitting another timely proxy by telephone, Internet or paper ballot.

•	attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting.

Other voting matters

     All shares that have been properly voted and not revoked will be voted at the annual meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted by those named in the proxy card as recommended by the board of directors.

     If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. As of the date this proxy statement was printed, we do not know of any other matter to be raised at the annual meeting.

How votes are counted

     Each share of common stock represents one vote. As provided in The Laclede Group bylaws, a majority of the shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum for the meeting.

•	The three director nominees receiving the greatest number of votes will be elected;

•	The proposal to ratify the appointment of independent public accountants must receive the affirmative vote of a majority of the shares of The Laclede Group common stock voted on the proposal;

•	Abstentions and broker non-votes will be counted in determining a quorum for the meeting;

•	Shares withheld and broker non-votes will have no effect on the election of directors;

•	Abstentions as to the ratification of the appointment of independent public accountants will have the same effect as votes “against” these matters; and

•	Broker non-votes will have no effect on the ratification of the appointment of independent public accountants.

Adjournments

We currently expect to take votes and close the polls on all proposals on the scheduled date of the annual meeting. However, we may:

•	Keep the polls open to facilitate additional proxy solicitation with regard to any or all proposals; or

•	Allow the inspectors of the election to count and report on the votes that have been cast after the polls have closed.

If any of the above occurs, we could propose one or more adjournments of the annual meeting. For any adjournment to be approved, the votes cast in favor of it must represent a majority of the total number of votes cast by the holders of stock present at the meeting in person or represented by proxy.

     Proxies that we have solicited will be voted in favor of any adjournment that we propose but will not be considered a direction to vote for any adjournment proposed by anyone else. If any adjournment is properly proposed at the meeting on behalf of anyone else, the persons named as proxies, acting in that capacity, will have the discretion to vote on the adjournment in accordance with their best judgment.

Section 16(a) beneficial ownership reporting compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in The Laclede Group shares with the SEC and the New York Stock Exchange. As previously noted, The Laclede Group first became the holding company for Laclede Gas Company on October 1, 2001. Based on the records and information of Laclede Gas, we believe that in all respects during fiscal year 2001 our directors and executive officers met all applicable SEC reporting requirements.

PROPOSAL 1

ELECTION OF DIRECTORS

     The board of directors is divided into three classes, consisting of three directors each. Three directors will be elected at the annual meeting to serve for a three-year term expiring at our annual meeting in the year 2005. Messrs. Jaudes, Maritz and Stupp, the directors whose terms will expire on January 24, 2002, will stand for reelection.

     It is the intention of the persons named in the enclosed proxy card to vote such proxy FOR the election of the three nominees listed below for directors for terms expiring in 2005. If any nominee becomes unavailable for any reason before the meeting (which is not anticipated), the proxies received for that nominee will be voted for a person to be selected by The Laclede Group’s board of directors.

Information about the nominees and directors

   Nominees for new term (to expire at Annual Meeting, 2005):

Robert C. Jaudes, 67, retired as Laclede Gas’ Chief Executive Officer on January 1, 1999 and as Chairman of the Board on January 28, 1999. From January 27, 1994 to December 1, 1997, he served as Chairman of the Board, Chief Executive Officer and President of Laclede Gas. On December 1, 1997, Mr. Jaudes relinquished the title of President but continued to serve as Laclede Gas’ Chairman of the Board and Chief Executive Officer until his retirement. Mr. Jaudes was an employee of Laclede Gas from 1955 to 1999.

The Laclede Group director since:	2000
Laclede Gas director since:	1983

W. Stephen Maritz, 43, has been Chairman of the Board of Maritz Inc. since February 26, 2001, and Chief Executive Officer since November 1998. Previously, he served as Vice Chairman from July 1994 to February 26, 2001 and President from April 1, 1997 to February 26, 2001. Maritz Inc. provides performance improvement, marketing research and travel services on a global basis. From April 1, 1997 to November 1998, Mr. Maritz was Chief Operating Officer of Maritz Inc. and from May 1995 to April 1997 he was Senior Corporate Vice President.

The Laclede Group director since:	2000
Laclede Gas director since:	1999

Robert P. Stupp, 71, is and since December 31, 1990 has been the President and Chief Executive Officer of Stupp Bros., Inc. Stupp Bros. has (1) two operating divisions: Stupp Bridge Company of Bowling Green, Kentucky, fabricator of steel highway and railroad bridges; and Stupp Corporation of Baton Rouge, Louisiana, producer of custom-made electrical resistance welded pipe for oil and gas transmission; and (2) three subsidiaries: Hammerts Iron Works, Inc. of St. Louis, Missouri, fabricator of structural steel; Bayou Coating L.L.C. of Houston, Texas, provider of applicators for steel line pipe; and Midwest Bank Centre of St. Louis, Missouri, a Missouri bank and member of the FDIC and Federal Reserve systems. Mr. Stupp currently serves, and has served since 1960, as a senior executive officer of one or more of those entities. He is a director of Stupp Bros., Inc.

The Laclede Group director since:	2000
Laclede Gas director since:	1990

3

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THESE NOMINEES
FOR ELECTION AS DIRECTORS.

   Directors with term expiring in 2003:

Andrew B. Craig, III, 70, is co-founder and Managing Director of RiverVest Venture Partners, a St. Louis-based venture capital firm focusing on early-stage life science investments. He retired on April 30, 1998 as Chairman of the Board of NationsBank Corporation, now BankAmerica Corp. He had served in that position since January 1, 1997. Previously, he had been Chairman of the Board and Chief Executive Officer of Boatmen’s Bancshares, Inc.; Chairman from 1989 to 1997 and Chief Executive Officer from 1988 to 1997. In addition he is a director of Grupo Modelo S.A. de C.V.

The Laclede Group director since:	2000
Laclede Gas director since:	1994

C. Ray Holman, 59, is Chairman of the Board of Mallinckrodt Inc., which is a part of Tyco International, Inc., and Senior Vice President of Tyco International, Inc., a diversified corporation engaged in health-care and specialty products, telecommunications and electronics, flow control and fire and security services. He has been Chairman since October 1994, President from December 1992 to December 1995 and Senior Vice President of Tyco International, Inc. since October 2000. Mr. Holman is a director of BankAmerica Corp.

The Laclede Group director since:	2000
Laclede Gas director since:	1994

William E. Nasser, 62, is Chairman of the Board of Enchira Biotechnology Corporation, a bio- technology company that applies its proprietary Drug Candidate Optimization Platform (Trade Mark) to create new therapeutic proteins. He has served as Chairman since April 1998. He was President and Chief Executive Officer of Enchira from April 1998 to June 1999. He retired as Chairman of the Board, Chief Executive Officer and President of Petrolite Corporation in November 1995. He had served in that capacity since February 1992. He is a director of Enchira Biotechnology Corporation.

The Laclede Group director since:	2000
Laclede Gas director since:	1994

   Directors with term expiring in 2004:

Dr. Henry Givens, Jr., 68, has been president of Harris-Stowe State College for the last 22 years. He is a director of Firstar St. Louis.

The Laclede Group director since:	2000
Laclede Gas director since:	1992

Mary Ann Van Lokeren, 54, has been Chairman and Chief Executive Officer of Krey Distributing Co., an Anheuser-Busch wholesaler, since December 1986. She is a director of Commerce Bancshares, Inc., and Masco Corp.

The Laclede Group director since:	2000
Laclede Gas director since:	1992

4

Douglas H. Yaeger, 52, has been Chairman of the Board, President and Chief Executive Officer of The Laclede Group since October 26, 2000. He has been Laclede Gas’ Chairman of the Board since January 28, 1999, Chief Executive Officer since January 1, 1999 and President since December 1, 1997. He served as Laclede Gas’ Executive Vice President -- Operations and Marketing from September 1, 1995 through November 30, 1997. He is a Director of First Banks, Inc.

The Laclede Group director since:	2000
Laclede Gas director since:	1998(1)

The board of directors and committees of the board

     As noted previously in this proxy statement, effective October 1, 2001, The Laclede Group became the parent company for Laclede Gas Company. Accordingly, to the extent the following information relates to board committee meetings during the fiscal year ended September 30, 2001, that information is reported for Laclede Gas Company and not The Laclede Group.

     The standing committees of the board of directors as of September 30, 2001, included the audit committee, the compensation committee and the nominating committee. During the 2001 fiscal year, there were 13 meetings of the board of directors of Laclede Gas Company. All directors except for Mr. Maritz attended 75% or more of the aggregate number of meetings of the board and applicable committee meetings.

     The audit committee assists the board of directors in fulfilling the board’s oversight responsibilities with respect to the quality and integrity of the financial statements, financial reporting process, and systems of internal controls. The audit committee also assists the board in monitoring the independence and performance of the independent auditors. The audit committee is composed of independent directors and operates under a written charter adopted by the board of directors. Each member of the committee is independent as defined by New York Stock Exchange listing standards. The members of the committee at fiscal year end were Andrew B. Craig, III, Dr. Henry Givens, Jr., C. Ray Holman (chairman), W. Stephen Maritz and Mary Ann Van Lokeren. The committee met three times in fiscal year 2001. The Board of Directors of The Laclede Group has adopted a charter for the Audit Committee, which is attached to this proxy statement at Appendix A.

     The compensation committee reviews and recommends to the board the salaries and all other forms of compensation of officers. The committee members at fiscal year end were C. Ray Holman, Robert C. Jaudes, William E. Nasser and Robert P. Stupp (chairman). The committee met four times in fiscal year 2001.

     The nominating committee recommends new director nominees to the board of directors. The committee members at fiscal year end were C. Ray Holman, Robert C. Jaudes, William E. Nasser and Robert P. Stupp (chairman). The committee met one time in fiscal year 2001.

(1)	“Control Person”—defined as one who, other than solely as a Director of The Laclede Group, possesses the power to direct the management and policies of The Laclede Group.

5

Beneficial ownership of Laclede Gas common stock

     The following table sets forth as of October 1, 2001 the beneficial ownership of The Laclede Group common stock by (i) Stupp Bros., Inc., 120 South Central Ave., Ste. 1650, St. Louis, MO 63105, the only person or entity who as of September 30, 2001 is known to be the beneficial owner of 5% or more of common stock, (ii) each director, (iii) each current executive officer listed in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

Amount and Nature of Ownership

Name of Beneficial Owner	Sole Voting and/or Investment Power		Shared Voting and/or Investment Power		Total	Percent of Class
A.B. Craig, III	3,200		0		3,200	*
H. Givens, Jr.	2,600	(1)	0		2,600	*
C. R. Holman	3,200	(1)	0		3,200	*
R. C. Jaudes	14,869		9,600		24,469	*
W. S. Maritz	1,200	(1)	0		1,200	*
G. T. McNeive, Jr.	4,015		0		4,015	*
W. E. Nasser	3,200	(1)	0		3,200	*
K. J. Neises	526		0		526	*
P. J. Palumbo	1,655		0		1,655	*
R. E. Shively	0		0		0	*
R. P. Stupp	5,632		1,155,000	(2)	1,160,632	6.15%
M. A. Van Lokeren	3,600	(1)	0		3,600	*
D. H. Yaeger	4,235		0		4,235	*
Stupp Bros., Inc.	1,155,000	(2)	0		1,155,000	6.12%
All directors and executive
officers as a group (21)					1,223,648	6.48%

(1)	Includes restricted, nonvested shares granted under the Restricted Stock Plan for Non-Employee Directors, as described in more detail on page 16.

(2)	Stupp Bros., Inc. owns these 1,155,000 shares. Mr. Stupp is a Director and Executive Officer of Stupp Bros., Inc. and has a one-third interest in a voting trust that controls 100% of the stock of Stupp Bros., Inc.

*	Less than one percent.

6

Compensation of Executive Officers and Directors

     The table that follows presents information about compensation for the Chief Executive Officer and five other most highly compensated executive officers of the Company and its subsidiaries. During the fiscal year ended September 30, 2001, each of the below-named individuals was an executive officer of Laclede Gas Company.

     The table below includes information as to amounts paid to, earned by or awarded to the named executive officers for the last three fiscal years.

	Annual Compensation			Long-Term Compensation Payouts
Name and Principal Position	Year	Salary	Other Annual Compensation (2)	LTIP Payouts (3)	All Other Compensation (4)
D. H. Yaeger	2001	$386,667	$16,000	$82,542	$ 9,205
Chairman of the Board,	2000	363,333	16,000	71,522	7,571
President and CEO	1999	335,000	16,500	60,970	7,020

K. J. Neises	2001	235,833	-0-	39,865	19,339
Senior Vice President-Energy	2000	219,500	-0-	33,500	15,751
and Administrative Services	1999	203,667	-0-	28,140	13,075

G. T. McNeive, Jr.	2001	223,500	-0-	38,860	9,967
Senior Vice President-Finance	2000	212,500	-0-	33,500	8,280
and General Counsel	1999	198,667	-0-	28,140	7,410

R. E. Shively (1)	2001	171,304	-0-	-0-	139,167
Senior Vice President-Business
& Services Development

P. J. Palumbo	2001	157,167	-0-	-0-	10,671
Vice President-Industrial	2000	149,667	-0-	-0-	7,523
Relations	1999	144,333	-0-	-0-	6,833

(1)	Mr. Shively first joined the company on January 15, 2001.

(2)	The amounts in this column reflect fees paid for attendance at board of directors and board committee meetings.

(3)	The amounts in this column reflect dividend equivalents paid under the incentive compensation plan to the named executive officer during the three most recent fiscal years. For a more detailed discussion of the plan, see the Long-Term Incentive Plan Table and discussion on page 8.

(4)	For 2001 this column includes (a) above-market interest on deferrals under the deferred income plan described on page 10 (Mr. Yaeger, $-0-; Mr. Neises, $4,454; Mr. McNeive, $1,532; Mr. Shively,
$-0-; and Mr. Palumbo, $-0-; (b) above-market interest on deferrals under the deferred income plan II described on page 10 (Mr. Yaeger, $9,090; Mr. Neises, $19,225; Mr. McNeive, $9,852; Mr. Shively,
$-0-; and Mr. Palumbo, $10,556; (c) matching contributions under the salary deferral savings plan, which was established under Section 401(k) of the Internal Revenue Code (Mr. Yaeger, $6,719; Mr. Neises, $6,319; Mr. McNeive, $6,031; Mr. Shively, $-0-; and Mr. Palumbo, $6,421); and (d) Laclede Gas paid premiums for supplemental travel and accident insurance for accidental death or dismemberment with benefits of up to $250,000 (approximately $115 for each named executive officer). In addition, the Company paid on behalf of Mr. Shively $64,466 in living expenses for the period from January 2001 to August 2001 and a one-time relocation fee of $74,586. Also, in 2001 the Company provided Mr. Shively with an interest-free 90-day advance that he has repaid in its entirety in the amount of $200,000 to assist him in his relocation from Atlanta to St. Louis.

7

   Incentive Compensation Plan

     The following table discloses certain information about the incentive compensation plan, which is considered a type of long-term incentive plan under the proxy disclosure rules of the SEC.

Long Term Incentive Plans -- Awards in Last Fiscal Year

Name	Number of Units	Period Until Maturation (1)
Douglas H. Yaeger	7,465	5 years

Kenneth J. Neises	5,000	4 years

Gerald T. McNeive, Jr.	4,000	4 years

(1)	Prior to January 26, 1995, dividend equivalents (equal to the cash dividend paid on each share of common stock) were paid on each of the share units to the participant until his or her death, and thereafter to a surviving spouse, if any, for life. Effective for awards of share units made on and after January 26, 1995, no post-retirement dividend equivalents and no post-retirement deferred compensation amounts shall be paid to a participant who retires before attaining the age of 65 (other than by reason of death or disability or following a hostile change of control) unless the participant remains employed for at least the following respective periods (based on the participant’s age at the date of the award of the share units) subsequent to the date upon which the share units are awarded:

Age At Date of Award	Number of Years of Service Required Following the Date of Such Award
61 and older	2

55-60	4

54 and under	5

     The amount of dividend equivalents paid to any named executive during the last fiscal year is disclosed in the “LTIP Payouts” column in the Summary Compensation Table.

     Each year, a credit or debit is made of an amount (deferred compensation amount) to each share unit outstanding at the end of a fiscal year equal, subject to certain adjustments, to the per common share net increase or decrease in consolidated retained earnings for that fiscal year. The aggregate of annual deferred compensation amounts are payable in ten equal annual installments to the participant or, if no longer living, his or her designated beneficiaries or estate beginning on the fifth month following the month in which the earlier of the following occurs: retirement, death, disability or the participant’s election to terminate employment following a hostile change in control (as defined in the plan). No deferred compensation amounts accrue on share units held by a participant after the fiscal year in which his or her employment has terminated due to retirement, disability, death or the participant’s election to terminate following a hostile change in control. Furthermore, if a participant’s employment ceases other than by reason of retirement, disability, death or termination of employment following a hostile change in control, then all share units are forfeited and all future rights to deferred compensation amounts and dividend equivalents on account of such share units lapse. Similarly, if a participant retires before age 65 (other than by reason of death or disability or following a hostile change in control) without providing the required additional years of service as discussed in footnote 1 to the table above, then no post-retirement benefits will be payable to such participant for such share units.

     During the fiscal year ended September 30, 2001, $.27 was credited as a deferred compensation amount on account of each share unit. Interest accrues on the deferred compensation amounts on share units (for which the required additional years of service have been provided) only after the date of retirement, disability, death or election of recipient to terminate employment following a hostile change in control.

   Pension Plan

     The table below shows estimated annual benefits payable at a normal retirement date under the employees’ retirement plan of Laclede Gas for management employees and the supplemental retirement benefit plan.

Pension Plan Table
Estimated Annual Benefits Upon Retirement

	Years of Service
Average Final Compensation (1)	15	20	25	30	35	40	45
$150,000	$ 43,794	$ 58,392	$ 72,990	$ 87,588	$102,186	$116,784	$132,534
200,000	59,544	79,392	99,240	119,088	138,936	158,784	179,784
250,000	75,294	100,392	125,490	150,588	175,686	200,784	227,034
300,000	91,044	121,392	151,740	182,088	212,436	242,784	274,284
350,000	106,794	142,392	177,990	213,588	249,186	284,784	321,534
400,000	122,554	163,392	204,240	245,088	285,936	326,784	368,784
450,000	138,294	184,392	230,490	276,588	322,686	368,784	416,034
500,000	154,044	205,392	256,740	308,088	359,436	410,784	463,284

(1)	“Average final compensation” is the higher of: (a) the annual average of the highest 36 consecutive calendar months’ compensation for the participant’s last 120 months of service; and (b) the annual average of the highest three consecutive calendar years’ compensation for the participant’s last ten calendar Years of Service. Compensation used for pension formula purposes is the type of compensation included as “Salary” in the Summary Compensation Table.

     Benefits shown in the table (the calculation of which, in some cases, takes into account the portion of average final compensation in excess of Social Security covered compensation, and, in other cases, is calculated after the deduction of Social Security offset amounts) assume retirement at age 65, the years of service shown, continued existence of the current plans without substantial change and payment in the form of a single life annuity. Years of service as of September 30, 2001 for the persons named in the Summary Compensation Table are as follows: D. H. Yaeger, 10 years; R. E. Shively, 0 years; K. J. Neises, 17 years; G. T. McNeive, Jr., 15 years; and P. J. Palumbo, 10 years.

   Other Plans

EXECUTIVE SALARY PROTECTION PLAN

     This program provides that if a participating executive officer dies while an active employee, his or her beneficiaries will receive his or her annual salary for one year, and one-half of his or her annual salary for the next nine years or until the executive officer would have been 65 years old, whichever period is longer. When an executive officer dies after retiring, his or her beneficiaries will receive an amount equal to twice his or her annual salary if he or she dies prior to age 70, or one times his or her annual salary if he or she dies after age 70.

MANAGEMENT CONTINUITY PROTECTION PLAN

     Under this plan, all officers enter into management continuity protection agreements with the Company, except Mr. Yaeger, whose management continuity protection agreement has been superseded by a severance benefits agreement described elsewhere herein. The agreements provide that if the officer’s employment terminates for any reason (other than death, disability or for actions involving moral turpitude) within 42 months after a change in control, the officer will receive a non-discounted lump sum payment. The lump sum payment will be in an amount equal to the officer’s average annual compensation for the five-year period preceding termination multiplied by 2.00. If the officer remains employed for more than six months after a change in control, the above benefit shall be reduced by one-thirty-sixth for each month beyond such six-month period. In no event, however, will the benefit be greater than the product of the officer’s average monthly compensation for the five-year period preceding termination and the number of months remaining from such termination until the date the officer will reach the age of 65. The agreements expire upon the earlier of (a) the effective date of the officer’s termination if prior to a change in control; or (b) 42 months after a change in control. Under the agreements, a “change in control” occurs when any person becomes a beneficial owner, directly or indirectly, of securities representing (a) more than 50 percent of the voting power of The Laclede Group outstanding securities or (b) at least 30 percent but not more than 50 percent of such securities and a majority of the outside members of the board of directors decides that a change in control has occurred.

DEFERRED INCOME PLAN AND DEFERRED INCOME PLAN II

     Previously, Laclede Gas established the deferred income plan for: (i) non-employee directors and (ii) employee directors, officers and certain other employees who are deemed by the compensation committee of the board of directors to be key executives who contribute materially to the prosperity of Laclede Gas. The plan permitted deferral through April 30, 1990 for each of four consecutive years of up to 100% of fees and retainers for non-employee directors and up to 15% of salary (excluding incentive compensation) for other participants. Such deferrals, along with applicable income growth factors (at rates not to exceed the greater of (i) twelve percent per annum, and (ii) the annual corporate bond rates specified in Moody’s Investors Service plus four percent per annum), form the basis for certain benefits payable to the participant upon retirement, death or permanent and total disability before retirement, or termination of a participant’s status as a director or employee before age 55. The amount of such benefit depends on the type of triggering event, the amount deferred by a participant, the ages at which deferrals are made and the participant’s age at the time of the triggering event. In the event a participant, following a change in control of The Laclede Group, terminates his or her status as a director or employee for good reason, or is terminated without cause, such participant is entitled to receive a lump sum benefit in the amount equal to the greater of: (i) the present value of the account balance under the deferred income plan to which the participant would be entitled if he or she had continued to make deferrals during the remainder of the annual deferral period and if he or she had terminated his or her status as a director or employee after reaching normal retirement age (for this purpose, age 70 for all directors, and age 65 for all other participants); or (ii) the amount of the participant’s account balance.

     Effective September 23, 1993, the board approved a separate deferred income plan II. Deferred income plan II provides that the board of directors may from time to time determine to open up the deferred income plan II to allow deferrals during one or more succeeding annual periods and to allow new participants in that deferred income plan. Participants were allowed to make deferrals during the 2001 calendar year and will also be allowed to make deferrals during the 2002 calendar year. During each deferral period, a non-employee director participant may defer up to 100% of fees and retainers and an employee participant may defer up to 15% of his or her annual salary (excluding incentive compensation). In addition, under deferred income plan II the minimum applicable income growth factor for deferrals on and after October 1, 1993 shall not exceed the greater of: (i) nine percent per annum; and (ii) the annual corporate bond rates specified in Moody’s Investors Service plus three percent per annum.

     The remainder of the terms of the deferred income plan II are similar to those of the original deferred income plan discussed above. Both of these plans were modified prior to the merger to prevent an inadvertent trigger of benefits through the holding company reorganization as well as to create a separate deferred income plan for the non-employee directors.

SEVERANCE BENEFITS AGREEMENT

     In recognition of recent industry trends, Mr. Yaeger’s age, years of service and his role in successfully leading the Company, the board of directors in July 2000 authorized the execution of a severance benefits agreement with Mr. Yaeger. Under this agreement, certain benefits are payable to Mr. Yaeger in the event (a) prior to a change in control he is terminated without cause or he resigns with good reason, (b) after a change in control the Company terminates him without cause or he terminates his employment for any reason or (c) of his death prior to his termination of employment. The agreement continues until March 31, 2004, unless extended by the parties. If a change in control occurs during the term of the agreement, the agreement remains in effect for the longer of (1) 54 months beyond the month in which the change in control occurred or (2) until all of the Company’s obligations under the agreement have been fulfilled and all benefits paid to Mr. Yaeger. This agreement supersedes the management continuity protection plan and any other provision of any plan that is inconsistent with the agreement. In the event payments under the agreement would subject him to excise tax on excess parachute payments under the Internal Revenue Code, the Company will reimburse him for such excise tax (and the income tax and excise tax on such reimbursement).

     The agreement restricts under certain circumstances Mr. Yaeger’s ability to compete with the Company and to use confidential information concerning the Company. In the event of a dispute over his rights or benefits under the agreement, the Company will pay Mr. Yaeger’s reasonable legal fees with respect to the dispute to the extent he prevails in such dispute.

     Prior to a change in control, if the Company terminates Mr. Yaeger without cause or if he terminates his employment with the Company with good reason, he is entitled to receive certain benefits. These include: (1) a non-discounted lump sum payment equal to 18 times his then monthly base salary; (2) if he so elects within 90 days after his date of termination of employment, a lump sum payment equal to the actuarially equivalent present value of the pension benefits under the employees’ retirement plan of Laclede Gas for management employees and the supplemental retirement benefit plan computed as if he had early or normal retirement benefits available under the plans, based on (a) early retirement age being deemed to be his actual age at the date of termination and (b) reduction by a discount factor of 1.4% per annum for each year (and pro rated for a partial year) his age is below 60, or if he does not so elect, he shall be paid on a periodic basis under the terms of the plans; (3) if he so elects within 90 days after the date of termination of employment, a lump sum payment of the actuarially equivalent present value of vested post-retirement benefits, using the dividend rate on the date of termination, under the incentive compensation plan treating all benefits vested prior to termination as remaining fully vested and treating all benefits not fully vested prior to termination but granted three or more years prior to termination as being fully vested, or if he does not so elect, he shall be paid on a periodic basis all benefits vested and deemed to be vested under the agreement and the plan; and (4) full retiree coverage under the health insurance plan and other welfare benefit plans as if he had retired as of the date of termination, which shall become secondary in the event he obtains a position at another entity with such coverage.

     After a change in control, if the Company terminates Mr. Yaeger without cause or he terminates his employment for any reason, he will be entitled to receive certain benefits. These include: (1) a non-discounted lump sum payment equal to 36 times his then monthly base salary, reduced by 1/48th for each month, if any, beyond six full calendar months after the change in control that he remains employed by the Company or any successor thereof, or an affiliate of either such entity; (2) benefits similar to those described in clauses (2) and (4) in the immediately preceding paragraph, and (3) a benefit similar to that described in clause (3) in the immediately preceding paragraph except that all benefits under the plan will be treated as fully vested as of the date of termination.

     At any time prior to a change in control Mr. Yaeger may terminate his employment without good reason, but he will not be entitled to any payments or benefits under this agreement but will only receive those severance payments or benefits to which he would normally be entitled. The Company may terminate him for cause before or after a change in control, and he will not be entitled to any benefits under this agreement but will only receive those severance payments or benefits to which he would normally be entitled. If Mr. Yaeger dies, the agreement terminates except as to any amounts which may have become payable as a result of termination before death and except as to the various benefit plans that by their terms continue after his death. In computing his death benefits under the plans, early retirement age shall be treated as his age upon death with a discount factor on benefits of 1.4% per annum (prorated for a partial year) for each year his actual age is below 60.

     Notwithstanding anything to the contrary set forth in any of the Company’s or Laclede Gas’ filings under the Securities Act of 1933, as amended, or the securities exchange act of 1934, as amended, that might incorporate this proxy statement, in whole or in part, the following Compensation Report Regarding Executive Compensation, the Performance Graph and the Audit Committee Report on pages 12-15 shall not be incorporated by reference into any such filings.

Compensation Committee Report Regarding Executive Compensation

     The compensation committee of the board of directors (“Committee”) administers and determines Laclede Gas’ executive compensation program. After review and approval by the Committee, all material issues relating to executive compensation are submitted to the board for consideration and approval.

     The philosophy of the Committee as it relates to executive compensation is that the chief executive officer (CEO) and other executive officers should be compensated at levels designed to attract, motivate, and retain talented executives who are capable of leading the Company in achieving its business objectives in an industry facing increasing complexity, competition, and change; to encourage and reward excellent performance; and to encourage individual growth as a part of the Company’s management development program. Annual compensation for senior management consists of salary, and for certain key executives, a long-term incentive compensation plan.

     Salary levels of Laclede Gas executives are reviewed and may be adjusted annually. Salaries are also increased to recognize promotions and assignment of increased responsibilities to Laclede Gas. In determining appropriate salaries, the Committee considers: (1) the CEO’s recommendations as to compensation for all other executive officers; (2) the scope of responsibility, experience, time in position, and individual performance for all officers including the CEO; (3) internal fairness and equity among positions held by each executive officer; (4) special factors such as each individual’s willingness and ability to accept special assignments and responsibilities; (5) general cognizance of pay practices of major companies within the St. Louis region as well as within the utility industry generally relating to executives of comparable responsibility; and (6) corporate performance. Evaluation of corporate performance takes into account the significant effects which weather variations as well as other unusual events may have on Laclede Gas’ earnings per share and other financial and operating results as compared to corporate budgeted levels. The Committee’s analysis is a subjective process that utilizes no specific weighting or formula of the aforementioned factors in determining executives’ base salaries.

     Awards under Laclede Gas’ long-term incentive compensation plan may be granted by Committee recommendation and board approval to the CEO and/or certain other key executives who have, in the judgment of the Committee, demonstrated their ability and who the Company seeks to retain in positions which can affect the long-term success of the Company, including both the establishment and execution of the Company’s business strategies. Under this plan, upon the recommendation of the Committee, the board of directors, exclusive of any employee director who is eligible to participate in the plan, may award share units to these key executives. The executives are paid quarterly dividend equivalents on these share units at the same rate that dividends are paid to shareholders. Share units also have a deferred compensation component based on changes in Laclede Gas’ retained earnings over the course of a year. Such deferred compensation is payable upon the executive’s retirement. Current compensation under this plan is limited to 25% of the executive’s current annual salary. Awards granted under this plan are intended to encourage the continued employment of these talented executives. Toward that end, this plan requires that an executive provide a certain number of additional years of service after the date of an award of share units in order for post-retirement dividend equivalents and deferred compensation amounts associated with that award to be paid. This plan provides compensation that is directly linked with earnings per share achievement, a critical factor in creating increased shareholder value. Determination of the number of new share units to award to a key executive is a subjective process that considers an individual’s current salary level, the number of share units previously awarded, as well as expectations for the executive’s performance relative to maintaining the long-term financial and operational integrity of Laclede Gas.

     The compensation of executive officers was adjusted effective February 1, 2001.

     Also, the board of directors, in recognition of the prior performance and the high level of responsibility of several of Laclede Gas’ senior officers, awarded new share units to them, as set forth in greater detail elsewhere in this proxy statement. Such share unit awards are intended, among other things, to relate a portion of executive compensation more directly with the long-term interest of shareholders.

     In determining the total compensation package of the CEO for 2001, the Committee considered all of the matters discussed above. The Committee also considered the attainment of corporate-wide budgeted goals, giving recognition to factors such as weather, interest rates and regulatory policies which can significantly impact operating results of gas utilities but are generally outside the control of management. Further, the Committee considered subjective factors related to individual performance and responsibility for the long-term strategic direction of Laclede Gas. Noted under Mr. Yaeger’s leadership were: (1) the continued successful performance of Laclede Gas’ gas supply incentive plan; (2) the timely negotiation of a new four year collective bargaining agreement; (3) obtaining the approval from the Missouri Public Service Commission for the issuance of up to $350 million in debt and equity securities and the successful sale of $30,000,000 principal amount of first mortgage bonds; (4) the execution of an agreement between Laclede Energy Resources, Inc., a subsidiary, and Utilicorp for the natural gas supply for one of Utilicorp’s generating plants; and (5) the development of a long-term strategy and business planning process for the Company, including the process to form a holding company corporate structure. In January 2001, the board of directors, after considering the various factors and accomplishments described above, granted Mr. Yaeger an increase in base salary and also awarded him 7,465 additional share units under the incentive compensation plan.

Compensation Committee Robert P. Stupp, Chairman C. Ray Holman Robert C. Jaudes William E. Nasser

13

Performance Graph

     The following performance graph compares the performance of Laclede Gas’ common stock to the Standard & Poor’s 500 Stock Index and to the Standard & Poor’s Utilities Index for Laclede Gas’ last five fiscal years. The graph assumes that the value of the investment in Laclede Gas’ common stock and each index was $100 at September 30, 1996, and that all dividends were reinvested. The information contained in this graph is not necessarily indicative of future performance.

Comparison of 5-Year Cumulative Total Return
Laclede Gas Company, S&P 500, and S&P Utilities

	1996	1997	1998	1999	2000	2001
Laclede	$100.00	$106.05	$106.20	$111.01	$112.53	$132.13
S&P 500	$100.00	$140.45	$153.15	$195.74	$221.74	$162.71
S&P Utilities	$100.00	$114.38	$148.72	$146.98	$212.43	$159.68

Audit Committee Report

     The primary function of the audit committee is oversight. Management of The Laclede Group, Inc. and Laclede Gas Company (collectively referred to as “Laclede”) is responsible for the preparation, presentation and integrity of Laclede’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that Laclede is in compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and performing an independent audit of Laclede’s financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The audit committee is responsible for overseeing the conduct of these activities by Laclede’s management and the independent auditors.

     In this context, the audit committee has reviewed and discussed the audited financial statements for fiscal year 2001 with management and the independent auditors, Deloitte & Touche LLP. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     Deloitte &Touche LLP has provided the committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors that firm’s independence.

     Based on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements referred to above be included in Laclede’s Annual Report on Form 10-K for the year ended September 30, 2001.

Audit Committee C. Ray Holman, Chairman Andrew B. Craig, III Dr. Henry Givens, Jr. W. Stephen Maritz Mary Ann Van Lokeren

Audit Fees

The following table displays the aggregate fees billed for the fiscal year ended September 30, 2001 by the Company’s principal accounting firm, Deloitte & Touche LLP.

Audit Fees	$ 174,000
Financial Information Systems Design and
Implementation Fees	$ –0–
All Other Fees	$ 510,371	(a)(b)

(a)	Includes fees for audits of benefit plans and other non-audit services, including $410,371 attributable to a non-recurring information technology assessment.

(b)	The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

Compensation of Directors

   Retainer and Fees

     Directors who are not employees of The Laclede Group receive a monthly retainer fee of $1,500. Also, all directors receive a fee of $1,000 for each board meeting attended personally, and $500 for each board meeting attended via telephone conference call. Directors receive fees of $500 for each committee meeting attended personally, and $250 for each committee meeting attended via telephone conference call. Each chairman of a committee of the board received an additional $1,000 annual fee. Similar fees and retainers applied to them in their roles as directors of Laclede Gas Company during fiscal year 2001, except that if both Boards met on the same date, they only received payment of one set of fees and monthly retainers.

   Non-Employee Director Plans

     A retirement plan exists for non-employee directors who are not entitled to benefits under the Laclede Gas qualified pension plan and who serve at least five years as a director or who die while serving as a director. Pursuant to this plan, the eligible director (the “participant”), or the participant’s designated beneficiary, would, following the discontinuance of the participant’s service as a director (or following the participant’s attaining 65 years of age, if the participant is not at least 65 years old at the time of such discontinuance of service), receive an annual retirement payment amount equal to a percentage (the “applicable percentage”) of the annual board retainer fee at the time of such participant’s discontinuance of service. The applicable percentage shall be 10% for each of the first ten years of service of such participant as a director. The annual payments to the retired participant shall continue until such participant’s death, but if such participant shall die before receiving at least ten annual payments, then such participant’s designated beneficiary shall, during such beneficiary’s lifetime, receive the remainder of the first ten annual payments which the deceased participant would have received.

     In 1990, Laclede Gas established the restricted stock plan for non-employee directors, the term of which has been extended. Under this Plan, a grant of 800 restricted shares will be made on the date a person first begins serving as a non-employee director. Each non-employee director will receive an additional grant of 200 non-vested and/or vested shares on the date of each subsequent annual meeting of shareholders for services rendered by such non-employee director during the preceding year. Although a non-employee director is entitled to vote and may receive the dividends on the restricted shares, the restricted shares are forfeitable until vested pursuant to a schedule based upon the non-employee director’s years of participation in, and in some cases, age at time of entering, the plan. Under a trust agreement between Laclede Gas and UMB Bank, n.a., as trustee, shares granted pursuant to the plan are purchased on the open market by the trustee, and held in trust until vested in the non-employee director. In January 2001, Messrs. Holman, Maritz, and Nasser and Mrs. Van Lokeren each received a grant of 200 non-vested shares; and Dr. Givens received a grant of 100 vested and 100 non-vested shares; and Messrs. Craig and Stupp received a grant of 200 vested shares.

Compensation Committee Interlocks and Insider Participation

     Mr. Jaudes serves as one of the five members of the compensation committee. As previously disclosed, he is the retired Chairman of the Board and Chief Executive Officer of Laclede Gas.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors, upon recommendation of its audit committee, recommends that you ratify the appointment of Deloitte & Touche LLP, certified public accountants, to audit the books, records and accounts of The Laclede Group, Inc. and its subsidiaries for the fiscal year ending September 30, 2002. Deloitte & Touche LLP is the successor to the firm that acted as auditors of Laclede Gas since 1953. It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
INDEPENDENT PUBLIC ACCOUNTANTS

OTHER MATTERS

Requirements, including deadlines, for submission of proxy proposals, nomination of directors and other business of shareholders

     Under our bylaws, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the corporate secretary of The Laclede Group, 720 Olive Street, St. Louis, Missouri 63101. For the annual meeting of the shareholders of The Laclede Group to be held on January 23, 2003, the nomination or proposed item of business must be received by The Laclede Group no earlier than October 25, 2002 and no later than November 24, 2002 (not more than 90 days prior to and not less than 60 days prior to January 23, 2003). The written notice must satisfy certain requirements specified in the bylaws of The Laclede Group, a copy of which will be sent to any shareholder upon written request to the corporate secretary.

     The board is not aware of any matters that are expected to come before the annual meeting other than those referred to in this proxy statement. If any other matter comes before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

     The chairman of the board may refuse to allow the transaction of any business or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in the bylaws of The Laclede Group.

     Under the rules of the SEC, shareholder proposals intended to be included in the proxy statement for the annual meeting of shareholders in January 2003 must be received by the corporate secretary of The Laclede Group at its principal office at 720 Olive Street, St. Louis, Missouri 63101 by August 19, 2002.

Proxy solicitation

     Proxies may be solicited on our behalf by officers or employees in person or by telephone, electronic transmission or facsimile transmission.

THE LACLEDE GROUP, INC.

AUDIT COMMITTEE CHARTER

(Adopted by the Board of Directors on August 23, 2001)

Purpose

     The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the quality and integrity of the Company’s financial statements, financial reporting process, and systems of internal controls regarding finance, accounting, legal and regulatory compliance. The Committee also assists the Board in monitoring the independence and performance of the Company’s independent auditors, the performance of the Internal Audit department and the operation of ethics programs as established by management and the Board.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as all books, records, facilities and personnel of the Company. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

Composition

     The Audit Committee shall consist of at least three (3) Directors. Members of the Committee shall be appointed annually by the Chairman of the Board of Directors subject to the approval of the full Board of Directors. Committee members shall satisfy the Audit Committee member requirements of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment, including that: 1) each member is independent of management and the Company and free from any relationship that would interfere with the exercise of independent judgment as a Committee member, 2) each member is financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and 3) at least one member has accounting or related financial management expertise. The duly appointed members of the Audit Committee shall serve until replaced. The Chief Executive Officer of the Company and/or his representative may participate in meetings but is not a voting member.

Quorum

     A majority of the members of the Committee shall constitute a quorum.

Meetings

     The Committee shall meet at least three times per year and at such other times as the Committee deems necessary, upon the call of the Chairman of the Board or the Chairman of the Audit Committee. The Chairman of the Audit Committee will establish the agenda for each meeting. Appropriate members of management and representatives of the independent auditing firm retained by the Company will be invited to attend meetings of the Committee as requested by the Audit Committee Chairman. At least twice each year, management, the independent auditors and the Company’s senior internal audit executive will each meet separately in executive session with the Committee to discuss any matters that the Committee or any of these groups believes should be discussed.

Responsibilities of the Audit Committee

     The primary function of the Audit Committee is oversight. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and performing a proper audit of the Company’s annual financial statements. The independent auditors are also responsible for performing reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report with the Securities and Exchange Commission (SEC) on Form 10-Q. The Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

     In fulfilling the Audit Committee’s responsibilities hereunder, it is recognized that members of the Committee are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. As such, the Committee is not providing any expert or special assurances as to the Company’s financial statements or any professional certification as to the independent auditors’ work. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside of the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

     In carrying out its oversight responsibilities, the Committee shall perform the following functions:

Oversight of the Independent Auditors

A.	Instruct the independent auditors that they are ultimately accountable to the Board of Directors and Audit Committee.

B.	Evaluate and recommend to the Board of Directors a public accounting firm to be placed in nomination for shareowner ratification as the Company’s independent auditors for the ensuing year.

C.	Review the scope and staffing of the annual audit of the Company’s financial statements.

D.	Review the fees paid to the independent auditors for audit and other significant non-audit services. Consider whether the provision of these other non-audit services is compatible with maintaining the independent auditors’ independence.

E.	Receive the independent auditors’ annual written statement of independence delineating the relationships between the independent auditors and the Company consistent with Independence Standards Board Statement No. 1; discuss with the independent auditors the scope of any relationships or services disclosed in the annual statement of independence that may impact the independent auditors’ objectivity and independence; and if so determined by the Audit Committee, recommend that the Board of Directors take appropriate action in response to the independent auditors’ statement to satisfy the Board of the auditors’ independence.

Oversight of the Internal Auditors

A.	Review and approve the scope of the annual audit plan, adequacy of resources and organizational structure of the internal audit department.

B.	Review the appointment and replacement of the senior internal audit executive.

C.	Review, as appropriate, significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

D.	Discuss with the Company’s General Counsel those legal and regulatory matters involving the Company that may have a material impact on the Company’s financial statements.

19

Oversight of Management’s Financial Reporting Process

A.	Review the results of the annual audit of the Company’s financial statements with management, the independent auditors and internal auditors prior to filing or distribution. Discuss the nature of any significant changes, adjustments, reclassifications, or disclosures proposed by the independent auditors and the judgment of the independent auditors concerning the quality of the Company’s accounting principles and underlying financial estimates.

B.	Review with financial management and the independent auditors the Company’s quarterly financial results prior to release of earnings and/or the filing of Form 10-Q. The Chairman of the Committee may represent the entire Committee for purposes of this review.

C.	Discuss certain matters, if any, required to be communicated to the Committee by the independent auditors in accordance with Statement on Auditing Standards No. 61.

D.	Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with the procedures set forth in Section 10A of the Securities Exchange Act of 1934, as amended.

E.	In consultation with management, the independent auditors and the internal auditors, consider the adequacy and integrity of the Company’s financial reporting processes and internal controls. Discuss significant financial risk exposures and actions that management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management’s responses.

F.	Based upon the reviews and discussions with management, the independent auditors and internal auditors, recommend to the Board of Directors whether the audited financial statements should be included in the Company’s annual Form 10-K.

Other Duties and Responsibilities

A.	Annually review, with the assistance of the internal auditors, the Company’s Code of Business Conduct and report on such review to the Company’s full Board of Directors.

B.	Prepare the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement to shareholders.

C.	Annually review and reassess the adequacy of the Audit Committee Charter and recommend any proposed changes to the Board of Directors for approval. Ensure that the Audit Committee Charter is published in the Company’s proxy at least every three years in accordance with SEC regulations.

D.	Perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

E.	Report to the Board of Directors after each Audit Committee meeting.

20

The Laclede Group, Inc.
720 Olive Street
Saint Louis, Missouri, 63101

December 26, 2001

Dear Shareholder:

     We are pleased to invite you to the first annual meeting of shareholders of The Laclede Group, Inc. It will be held on January 24, 2002 at 10:00 a.m. at the Marriott Pavilion Hotel, One Broadway, St. Louis, Missouri.

     Every vote is important. You can vote in one of three ways: use the toll free number shown on your proxy card, visit the website shown on your proxy card to vote via the Internet, or mark, sign, date and promptly return the proxy card in the enclosed postage paid envelope. We ask that you please vote your proxy — even if you are planning to attend the meeting.

     Shareholders will vote on electing three directors and ratification of appointment of independent accounts. These matters are described in the enclosed proxy statement.

     If you plan on attending the meeting and you are a shareholder of record, you may attend the annual meeting by checking in with The Laclede Group representatives at the desk outside the meeting room. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the meeting, you must show proof of ownership of The Laclede Group common stock at the desk.

     We thank you in advance for your vote this year.

Sincerely, /s/ Douglas H. Yaeger Douglas H. Yaeger Chairman of the Board, President And Chief Executive Officer

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THE LACLEDE GROUP, INC.
Annual Meeting of Shareholders
January 24, 2002

YOUR VOTE IS IMPORTANT!

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Mary C. Kullman, Gerald T. McNeive, Jr., Douglas H. Yaeger and each of them as the undersigned’s proxies (with power of substitution) to represent and to vote at the Annual Meeting of Shareholders of The Laclede Group, Inc. to be held January 24, 2002 at 10:00 a.m., at the Marriott Pavilion Hotel, One Broadway, St. Louis, Missouri, and at any adjournment(s) or postponement(s) thereof, subject to the directions designated below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR”PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

COMMENTS:
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(If you noted any comments above, please mark the corresponding box on the reverse side.) (To be signed on reverse side)

THE LACLEDE GROUP, INC. C/O UMB BANK - NA 928 GRAND BOULEVARD, 13TH FLOOR KANSAS CITY, MO 64106	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

Your Internet and telephone votes authorize the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Laclede Group, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
THANK YOU FOR YOUR VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LCLEDE	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE LACLEDE GROUP, INC.

			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.	Election of directors:	01) Robert C. Jaudes 02) W. Stephen Maritz 03) Robert P. Stupp	O	O	O	————————————————

Vote On Proposals	For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as independent auditors.	O	O	O

Please date, and sign exactly as your name appears. If shares are held by joint tenants, both must sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

For comments, please check this box and write them on the back where indicated.	O

—————————————————— Signature [PLEASE SIGN WITHIN BOX]	————— Date	—————————————————— Signature (Joint Owners)	————— Date